THIRD AMENDED AND RESTATED SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT (this "Restated Security Agreement"), dated effective as of November 4, 2005, is between and among UNIT DRILLING COMPANY, an Oklahoma corporation ("Debtor") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOK"), as collateral agent for BANK OF AMERICA, N.A. ("B of A"), HARRIS NESBITT FINANCING, INC. ("BMO"), COMPASS BANK ("Compass"), and BOK (together with any other parties hereafter signatory to the Credit Agreement [hereinafter defined] or amendments or restatements thereof being collectively referred to herein as the "Lenders") (in such capacity BOK as collateral agent, as secured party for such Lenders, is herein referred to as the "Agent").

W I T N E S S E T H:

WHEREAS, Unit Corporation, a Delaware corporation, Superior Pipeline Company, L.L.C., an Oklahoma limited liability company, Unit Petroleum Company, an Oklahoma corporation, Petroleum Supply Company, an Oklahoma corporation, Unit Energy Canada Inc., an Alberta, Canada corporation, SerDrilco, Inc., an Oklahoma corporation, and Debtor (collectively, the "Borrowers") have entered into that certain Credit Agreement dated as of January 30, 2004, as amended by the First Amendment thereto dated as of June 1, 2005, and as further amended by the Second Amendment thereto dated effective as of the date hereof (as the same may be amended or modified from time to time, collectively referred to herein as the "Credit Agreement") with the Lenders signatory parties thereto and the Agent pursuant to which the Lenders have agreed to make loans and extend credit to the Borrowers, all as more particularly described in the Credit Agreement, including without limitation, refinancing the Loans and joint and several Obligations of the Borrowers incurred pursuant to those several revolving credit facilities established in the Existing Credit Agreement (as described and defined in the Credit Agreement);

WHEREAS, the joint and several Obligations of the Borrowers pursuant to the Existing Credit Agreement have been secured by a first and prior security interest in and lien against the Collateral more particularly described and defined in that certain First Amended Security Agreement between and among the Borrowers, as debtors, and the Agent, as secured party for the benefit of the Lenders therein described and defined, dated as of July 24, 2001, as amended by the Second Amended and Restated Security Agreement dated as of January 30, 2004 (together with the Prior Security Agreement therein described and defined, collectively the "Prior Security Agreement");

WHEREAS, in connection with the execution and delivery of the Second Amendment to Credit Agreement dated as of even date herewith and the modification of the Aggregate Commitment and the Maximum Credit Amount, it is a condition precedent to the obligations of the Lenders under the Credit Agreement that Debtor execute and deliver this Security Agreement to restate and continue in full force and effect the liens, including the priorities thereof, of the Prior Security Agreement without any interruption whatsoever, against the Collateral as therein and herein described and defined;

NOW, THEREFORE, for and in consideration of the loans and extension of credit described in the Credit Agreement and the mutual covenants and promises therein contained, the Lenders, the Agent and Debtor agree as follows:

1.      Definitions. When used herein, unless the context shall otherwise require, the following terms shall have the following meanings:

The terms "Default," "Material Adverse Effect," "Note," "Obligations", "Permitted Encumbrances" and all other terms used but not defined herein, shall have the meanings assigned thereto in the Credit Agreement or in the UCC, as applicable.

"Collateral" shall mean all property or rights in which a security interest is granted hereunder.

"Default Rate" shall mean the rate(s) of interest set forth in Section 2.12 of the Credit Agreement.

"Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

"UCC" shall mean the Uniform Commercial Code now or hereafter in effect or modified, amended or re-enacted from time to time in the State of Oklahoma or, if it is determined by a court of law that the Laws of another State or jurisdiction should be applied with respect to any of the Collateral, then the Uniform Commercial Code or similar Laws now or hereafter in effect or modified, amended or re-enacted from time to time in the relevant State or jurisdiction with respect to that portion of the Collateral.

Unless the context otherwise requires, terms used herein that are defined in the UCC such as the terms "accounts," "chattel," "commercial tort claims," "deposit accounts," "equipment," "fixtures," "general intangibles," "goods," "instruments," "inventory," "payment intangibles," "proceeds" and "supporting obligations" have the respective meanings set forth therein.

The following rules of interpretation shall apply, unless the context otherwise requires: (a) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa; (b) the descriptive headings of the Articles and Sections of this Security Agreement are inserted for convenience only and shall not be used in the construction of the content of this Security Agreement; (c) the term "or" is not exclusive; (d) the term "including" (or any form thereof) shall not be limiting or exclusive; (e) all references to the "Credit Agreement" include any and all modifications, amendments or supplements thereto, any and all restatements, renewals and extensions thereof, and any other loan agreements or financing agreements (however designated) from time to time entered into between Debtor and Agent.

2.      Grant of Security Interest. As security for the payment of the Obligations, Debtor hereby assigns, confirms and grants to the Agent, for the benefit of the Lenders, a first and prior continuous and continuing security interest in, and assignment of, all of the following, whether now or hereafter existing or acquired (except as otherwise provided in the Credit Agreement or herein):

(a)            All of Debtor's drilling rigs identified on Schedule 1 hereto (collectively the "Rigs") and related equipment, inventory, fixtures, parts, drill pipe, machinery, tools, supplies and other items and types of goods now or hereafter used or acquired in connection with the Rigs, together with all additions, accessions, replacements or substitutions to or for the Rigs, together with all accounts, general intangibles, payment intangibles, chattel paper (including electronic chattel paper), commercial tort claims, instruments (including promissory notes) and supporting obligations relating to the Rigs and all products and proceeds of and all additions and accessions to the Rigs and all replacements and substitutions for the Rigs, including without limitation, insurance proceeds; and

(b)            All money, proceeds and collections arising from or by virtue of the sale, lease, rental, use or other operation or disposition of any part of the property described in Paragraph 2(a) above, and whatever else is received upon any exchange, collection or other disposition of any such property, including all guarantees, supporting obligations and other security therefor, all right, title and interest of Debtor in such property giving rise thereto, all insurance payable by reason of loss or damage to any thereof, and any and all replacements and substitutions therefor, including all proceeds thereof.

3.       Warranties. Debtor warrants that except as otherwise expressly permitted in the Credit Agreement: (i) no financing statement (other than any which may have been filed on behalf of the Agent or the Lenders) covering any of the Collateral is on file in any public office; (ii) Debtor is and will be the lawful owner of all of the Collateral, free of all liens and claims whatsoever, other than the security interest hereunder, with full power and authority to execute this Security Agreement and to perform its obligations hereunder, and to subject the Collateral to the security interest hereunder; and (iii) all information with respect to the Collateral set forth on any schedule, certificate or other writing at any time heretofore or hereafter furnished by Debtor or the Borrowers to the Agent or the Lenders, is and will be true and correct in all material respects as of the date furnished.

4.      Use and Possession. As long as there exists no Default, Debtor may have possession of the Collateral and use the same in any lawful manner not inconsistent with this Security Agreement, with any applicable Law or regulation or with any policy of insurance on any of such Collateral.

5.      Collateral Reports. Debtor will from time to time, as the Agent may reasonably request, deliver to the Agent a schedule identifying any and all items of the Collateral then owned by Debtor. Nothing in this Section 5 shall be construed to authorize the sale, transfer, exchange or other disposition of any item of the Collateral by Debtor without the express written consent of the Lenders. Debtor shall immediately notify the Agent of the occurrence of any event causing loss or depreciation in value (except for ordinary wear and tear and loss or depreciation in value) of the Collateral and the amount of such loss or depreciation.

6.      Covenants.    Debtor covenants and agrees with Agent that, from and after the date of this Security Agreement and until the Obligations are irrevocably paid and satisfied in full and all commitments under the Credit Agreement have been terminated:

(a)            Recordings; Filings; Further Assurances. Debtor authorizes Agent to file one or more financing or continuation statements and amendments thereto relative to all or part of the Collateral. From time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that Agent may reasonably request, in order to continue, perfect and protect any security interest granted hereby or enable Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, Debtor (i) authorizes the execution and filing such instruments or notices as may be necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by this Security Agreement; and (ii) will prepare and furnish to Agent upon request such lists of its Rigs as Agent may from time to time reasonably request.

(b)            Records and Inspection. Debtor will keep and make available to Agent at reasonable times, accurate and complete books and records with respect to the Collateral and Debtor's business generally, in accordance with generally accepted accounting principles consistently applied or other reasonable and sound business practices, including a record of all payments received and any credits granted on any of its accounts pertaining to a Rig. Agent will have the right to inspect and copy such records and to inspect the Collateral at reasonable times and to discuss Debtor's affairs with officers of Debtor and with its independent accountants. For the further security of Agent, Agent will have a security interest in all such books and records pertaining to the Collateral, and after the occurrence of any Event of Default, Debtor will turn over any such books and records to Agent or to its representatives during normal business hours at the written request of Agent.

(c)            Location of Office and Records; Change of Name. Debtor will keep its chief place of business and chief executive office and the office where it keeps its records concerning its accounts, full and complete copies of its contracts pertaining to a Rig and chattel paper at the location specified on the signature page hereof, or, with the prior written consent of Agent (such consent not to be unreasonably withheld, conditioned or delayed), at such other location in a jurisdiction in which all actions required by Section 6(a) of this Security Agreement have been taken with respect to the Collateral. Debtor will not change its name, identity or organizational structure (including the state or jurisdiction in which Debtor is incorporated, i.e., its "location" as a negotiated organization, as such terms are defined in the UCC) unless it shall have given Agent at least 30 days' prior written notice thereof, and prior to effecting any such change, taken such steps as Agent may deem necessary or advisable to continue the perfection and priority of the security interest granted hereunder.

(d)            Debtor to Pay Taxes. Debtor will pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon and claims

(including claims for labor, materials and supplies) against the Collateral, except to the extent (i) the validity thereof is being contested in good faith and by proper proceedings, (ii) proper reserves are being maintained in connection therewith, in accordance with generally accepted accounting principles, consistently applied, and (iii) the proceedings referred to in clause (i) preceding could not subject Agent to any civil or criminal penalty or liability or involve any risk of sale, forfeiture or loss of any of the Collateral.

(e)            Transfers and Other Liens. Debtor will not: (i) sell, assign, license or otherwise dispose of or grant any option with respect to any of the Collateral (except sales of Inventory in the ordinary course of business), (ii) create or suffer to exist any Lien upon or with respect to any of its Collateral, except for Permitted Encumbrances, or (iii) take any action in connection with any Contract pertaining to a Rig that would impair the value of the interest or rights of Debtor thereunder or that would materially impair the interests or rights of Agent.

(f)             Bailee. If any of the Collateral is at any time in the possession or control of any warehouseman or bailee, Debtor will notify in writing such warehouseman or bailee of the security interest created hereby, will within 60 days obtain such warehouseman's or bailee's agreement in writing to hold all such Collateral for Agent's account subject to Agent's instructions, and will cause such warehousemen or bailee to issue and deliver to Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral in Agent's name and in form and substance acceptable to Agent.

(g)            Possession and Control. Debtor will (i) deliver to and cause Agent to have possession of any Collateral, including instruments, certificates of deposit and documents, as to which possession is a proper method of perfection under the UCC, and (ii) cause Agent to have control of any deposit accounts, certificates of deposit, electronic chattel paper and other items of Collateral as to which control is a proper method of perfection under the UCC.

(x)            In connection with each deposit account included in the Collateral, Debtor (excluding all Excluded Accounts) will cause the depositary bank to agree that it will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent of Debtor or any other Person and subordinating any Lien or set-off right of the depositary bank to the rights of Agent hereunder.

(y)            With respect to each letter of credit, Debtor will cause the issuer and each confirming bank or other nominated Person to consent in writing to an assignment of the proceeds thereof to Agent under the UCC and at the request of Agent, Debtor will cause Agent to be substituted as beneficiary thereunder. Prior to drawing on any letter of credit, Debtor will give Agent at least five days' notice of its intent to do so. Any funds received by Debtor as a result of drawing on a letter of credit involving a Rig constitute Proceeds.

(h)            Custody and Care of Collateral. Agent will have the duty to exercise reasonable care in the custody and preservation of any instruments or securities in its possession which are included in the Collateral, which duties shall be fully satisfied if Agent maintains safe custody of any such instruments or securities, and, with respect to maturities, calls, conversions, exchanges, redemptions, offers, tenders, defaults, notices or enforcement proceedings (each of which shall be hereinafter referred to as "Occurrences"), if Agent, in the reasonable and good faith exercise of its sole discretion, (i) endeavors to take such action with respect to any of the Occurrences as Debtor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (ii) determines that the action requested might adversely affect the value of the instruments or securities as collateral, the collection or enforcement of any of the Obligations or otherwise prejudice the interests of Agent, Agent gives reasonable notice to Debtor that any such requested action will not be taken and if Agent makes such determination or if Debtor fails to make such timely request, Agent takes such other action as it deems advisable under the circumstances. Agent will have no further obligation to ascertain the occurrence of, or to notify Debtor with respect to, any Occurrences and will not be deemed to assume any such obligation as a result of the establishment by Agent of any internal procedures with respect to any instruments or securities in its possession, nor will Agent be deemed to assume any other responsibility for, or obligation or duty with respect to, any portion of the Collateral, of any nature or kind, or any matter or proceeding arising out of or relating thereto, including any obligation or duty to take any action to collect, preserve, enforce or protect its or Debtor's rights in the Collateral or against any prior parties thereto, but the same will be at Debtor's sole risk at all times.

(i)              Use and Maintenance of Rigs. Debtor, at its cost and expense, will maintain the Rigs in good operating condition and repair and will protect the same from deterioration, save for normal wear and tear. The Rigs will not be maintained, used or operated in violation of any law or any rule, regulation or order of any Governmental Authority having jurisdiction thereof.

(j)             Insurance. Debtor, at its cost and expense, will maintain in full force and effect general liability insurance for its business and operations and casualty insurance on the Rigs in the form and amounts consistent with its prior business practices. Such insurance policies will provide for such coverage as is customary in the industry, be in a form and with insurers reasonably satisfactory to Agent. If requested by Agent, such insurance policies shall (a) designate Agent as an additional loss payee as its interest may from time to time appear, (b) contain a "breach of warranty" clause whereby the insurer agrees that a breach of the insuring conditions or declarations by any negligence of Debtor or any other Person will not invalidate the insurance as to Agent, and (c) provide that such policies may not be cancelled or materially altered without 30 days' prior written notice to Agent. Whether or not Agent has been designated as an additional loss payee on any insurance policy, the proceeds of any amounts from time to time paid or payable under insurance policies covering the Collateral and shall be subject to the security interest created hereunder. In no event will Agent be required to ascertain the existence of or examine any insurance policy or to advise Debtor in the event such insurance coverage will not comply with the requirements hereof. Debtor agrees to notify Agent of any damage to or loss of any of its Rigs in excess of $500,000 and of any modification or cancellation of any insurance policy with respect thereto. Upon written request of Agent, Debtor will furnish to Agent policies, certificates or other appropriate evidence of the insurance coverage required hereby.

7.      Representations and Warranties. Debtor hereby represents and warrants to Agent that:

(a)            Ownership: Free of Encumbrances. Debtor has marketable title to the Collateral, free and clear of any prior or adverse Liens except for (i) the security interest created hereby and (ii) Permitted Encumbrances. Debtor will defend the Collateral owned by it against all claims and demands of all Persons at any time claiming the Collateral or any interest therein. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except such as may have been filed pursuant to this Security Agreement, the Existing Credit Agreement or in connection with Permitted Encumbrances.

(b)            Conflicting Agreements and Charter Provisions. Debtor is not, nor will Debtor knowingly become, a party to any material contract or agreement, or subject to any charter or other corporate or other organizational restriction, which constitutes a Material Adverse Effect or, under current conditions and circumstances known to Debtor, is reasonably expected to have a Material Adverse Effect. Neither the execution and delivery of this Security Agreement, nor the fulfillment or compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, the articles (or certificate) of incorporation, bylaws or other charter documents of Debtor, or any material agreement, instrument, judgment, decree, statute, law, rule or regulation to which Debtor is subject or by which the Collateral is bound or affected, or require any authorization, consent, approval or other action by, or notice to any Governmental Authority. No consent or authorization of or filing with or other act by and in respect of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

(c)            Actions and Proceedings. There is no action or proceeding against, or investigation of, Debtor, pending or threatened, (i) which questions the validity of this Security Agreement or the Credit Agreement, or any action taken or to be taken by Debtor pursuant hereto or thereto, (ii) which in any way prevents or materially interferes with or materially adversely affects Debtor's ability to perform its obligations hereunder or thereunder, or (iii) which, if adversely decided, would have a material impact on the value of the Collateral or the ability of Debtor to pay or perform the Obligations.

(d)            Law and Ordinances; Permits. Debtor will not violate any applicable statute, regulation or ordinance of any Governmental Authority in any material adverse respect as to the ownership, construction, acquisition, use and operation of the Collateral, including the Fair Labor Standards Act and statutes, rules and regulations relating to environmental standards and controls. To the best knowledge of Debtor, Debtor has not violated or is currently violating, in any material respect, any such statute, regulation or ordinance.

(e)            Organization. Debtor is and will remain a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is qualified to do business in each other state in which it conduct of business or in which any location of the Collateral requires qualification. Debtor has not changed (since its inception) (i) its name or identity or (ii) its organizational structure, whether by reorganization, merger or otherwise.

(f)             Authority; Enforceability. Debtor now has and will have at all material times all requisite power and authority to enter into this Security Agreement and to carry out the terms and provisions thereof and hereof. This Security Agreement has been duly authorized by all necessary company action on the part of Debtor, has been duly executed and delivered on behalf of Debtor by a duly authorized representative, and constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms.

(g)            Location of Principal Office; Records. The chief place of business and chief executive office of Debtor and the office where Debtor keeps its records concerning its accounts and the original copies of its contracts pertaining to the Rigs and chattel paper that evidence or constitute Collateral is located at the address of Debtor set forth on the signature page hereof.

8.      Further Actions. Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time assurances or instruments and take such further steps relating to the Collateral and rights covered by the security interest hereby granted, as the Agent may reasonably require and that are reasonably related to the Lenders' rights hereunder.

9.      Remedies. Whenever a Default shall exist hereunder or pursuant to the Credit Agreement or any other Loan Document, the Obligations, at the sole option of the Agent, shall be immediately due and payable, or not, as provided in the Credit Agreement, and the Agent may from time to time exercise any rights and remedies available to it hereunder, under the Credit Agreement or applicable law. Debtor agrees, in case of a Default and upon the request of the Agent, to assemble the Collateral, at Debtor's expense, at a convenient place acceptable to the Agent. Without limiting the foregoing, upon the existence of a Default the Agent may, to the fullest extent permitted by applicable law, without advertisement, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove all or any such items, (b) sell any or all of the Collateral free of all rights and claims of Debtor therein and thereto at any public or private sale, and (c) bid for and purchase any of the Collateral at any such sale. Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies upon the existence of a Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before disposition, postage prepaid, addressed to Debtor, at the address shown on the signature page or at any other address of Debtor appearing on the records of the Agent or the Lenders. Any proceeds of any of the Collateral may be applied by the Agent to the payment of expenses incurred in connection with enforcing its rights or remedies with respect to the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Obligations, and in such order of application as the Agent may from time to time elect.

10.    Waiver of Claims. Except as otherwise provided in this Security Agreement, DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, JUDICIAL HEARING IN CONNECTION WITH THE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and Debtor further waives, to the fullest extent permitted by law:

(a)            all damages occasioned by such taking of possession except any damages which are the direct result of the Agent's violation of its duties under the Credit Agreement or the Collateral Documents, gross negligence or willful misconduct;

(b)            all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent's rights hereunder; and

(c)            all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Security Agreement or the absolute sale of the Collateral or any portion thereof, and Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon or any part thereof, from, through and under Debtor.

11.    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement, the Credit Agreement or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or an acquiescence therein. No notice to or demand on Debtor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand. In the event that the Agent shall bring any suit to enforce any of its rights hereunder, then in such suit the prevailing party may recover reasonable expenses, including attorneys fees, and the amounts thereof shall be included in such judgment.

12.    Reimbursement of Agent. The Agent may from time to time, at its option, perform any agreement, obligation or covenant of Debtor hereunder which Debtor shall fail to perform, and take any other action which the Agent reasonably deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and Debtor agrees to forthwith reimburse the Agent for all reasonable expenses of the Agent in connection with the foregoing, together with interest thereon at the Default Rate from the date of notice thereof to Debtor until reimbursed by the Agent.

13.    Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtor may request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

14.    Reassignment of Property. Upon full and complete payment of all of the Obligations, together with all costs incurred in connection therewith, at the request and expense of Debtor, the Agent on behalf of the Lenders will make, execute and deliver a release of Agent's security interest and reassignment to Debtor, of the personal properties assigned hereby and of the monies, revenues, proceeds, benefits and payments if any, which may be owing thereon, but without covenant or warranty, however, of any kind or character, express or implied, and with the provision that neither the Lenders nor the Agent will be required or called upon to refund or account for any payments properly made to them or it which have been or may be properly applied to any of the Obligations.

15.    Notices. Any notice from the Agent or the Lenders to Debtor, if mailed, shall be deemed given when mailed, by certified or registered mail, postage prepaid, addressed to Debtor at its address shown on the signature page hereto or at any other address of Debtor appearing on the records of the Agent or the Lenders or at such other address as Debtor shall have provided to the Agent for such purpose at least ten (10) days before the action to be taken which is referred to in said notice. Any notice from Debtor to the Agent or the Lenders, if mailed, shall be deemed given when mailed, by certified or registered mail, postage prepaid, addressed to the Agent or the Lenders at the address shown on the signature page hereto or at such other address as the Agent or the Lenders shall have provided to Debtor for such purpose.

16.    No Waiver. No delay on the part of the Agent or the Lenders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Agent shall not by any act, delay, indulgence, omission, or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default, or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Agent, any right, power, or privilege hereunder, shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any future occasion.

17.    Amendments and Modifications. No amendment to, modification or waiver of, or consent with respect to any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Security Agreement constitutes the entire agreement of the parties hereto with respect to the matters dealt with herein, except as expressly indicated to the contrary herein.

18.    Choice of Law. This Security Agreement has been delivered to the Agent at Tulsa, Oklahoma, and shall be construed in accordance with and governed by the laws of the State of Oklahoma.

19.    Severability. Whenever possible each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

20.    Binding Effect. This Security Agreement shall be binding upon Debtor and its respective successors and assigns, and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns.

21.    Power of Attorney. Debtor hereby irrevocably constitutes and appoints Agent, with full power of substitution, as its full and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name (in Agent's discretion), from time to time after the occurrence and during the continuance of an Event of Default, for the purposes of carrying out this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Security Agreement. Without limiting the generality of the foregoing, Debtor hereby gives Agent the power and right on behalf of Debtor, from time to time after the occurrence and during the continuance of an Event of Default, without notice to or assent by Debtor to do the following:

(a)            To take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of money due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such monies due or with respect to such Collateral whenever payable;

(b)            To direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Agent, or as Agent shall direct;

(c)            To ask for or demand, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(d)            To assign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(e)            To commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(f)             To defend any suit, action, or proceeding brought against Debtor with respect to any Collateral;

(g)            To settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Agent may deem appropriate;

(h)            Generally, to sell, transfer or pledge, and make agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and at Debtor's expense, at any time or from time to time, all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Security Agreement; and

(i)              To execute in connection with the sale provided for in this Security Agreement any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to the Collateral.

All acts of such attorney or designee are hereby ratified and approved and such attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, except for its own gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid.

22.    Financing Statement. A carbon or photographic copy, or other reproduction, of this Security Agreement or of any financing statement prepared or filed with respect hereto is sufficient as a financing statement for all purposes.

23.    Prior Security Agreement. This Restated Security Agreement continues in full force and effect the terms, provisions, liens and security interests (including the priorities thereof) of the Prior Security Agreement in all respects, except only as expressly amended or modified hereby, and for all purposes and the security interests and liens therein granted in favor of the Agent, as secured party, except only as previously released by such Agent, are hereby ratified, regranted, acknowledged, confirmed and continued in all respects without any interruption whatsoever.

24.    Indemnity and Expenses. Debtor agrees to indemnify Agent from and against any and all claims, losses, liabilities or reasonable expenses (including reasonable legal fees and expenses) (i) growing out of or resulting from this Restated Security Agreement (including enforcement of this Restated Security Agreement), (ii) resulting from any delay in paying excise, sales or other taxes in connection with the Collateral or (iii) with respect to or resulting from any failure to comply with any requirement of law with respect to the Collateral, except claims, losses or liabilities resulting from Agent's gross negligence or willful misconduct. Debtor will, upon demand, pay to Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel which Agent may incur in connection with (i) the execution and delivery of this Restated Security Agreement, (ii) any proposed amendment or modification of this Restated Security Agreement; (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon any of the Collateral, (iv) the exercise or enforcement of any of the rights of Agent hereunder, or (v) the failure of Debtor to perform or observe any of the provisions hereof.

25.    Preservation of Collateral. Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession under the UCC, or otherwise, shall be to deal with it in the same manner as Agent deals with similar property for its own account. Neither Agent or any of its directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon all or any part of the Collateral, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor, or otherwise. In connection with the collection of accounts or other Collateral, Agent may compromise or settle the same on terms customary in the business in which Debtor is engaged or in a manner consistent with Debtor's ordinary course of business. Agent may compromise or settle any account over 120 days delinquent on any terms Agent deems appropriate.

26.    Jurisdiction and Venue. All actions or proceedings with respect to this Restated Security Agreement or the Credit Agreement may be instituted in any state or federal court sitting in Tulsa, Oklahoma, as the Agent may elect, and by execution and delivery of this Restated Security Agreement, Debtor irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction (both subject matter and person) of each such court, and (ii) waives (A) any objection that Debtor may now or hereafter have to the laying of venue in any of such courts, and (B) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

WAIVER OF JURY TRIAL. DEBTOR, LENDERS AND AGENT FULLY, VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN

ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS RESTATED SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS RESTATED SECURITY AGREEMENT, ANY NOTE AND/OR THE COLLATERAL DOCUMENTS. DEBTOR, LENDERS AND AGENT AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Second Amended and Restated Security Agreement has been duly executed and delivered in multiple counterparts, each of which shall be deemed an original, by the Debtor to the Agent, for the benefit of the Lenders, in Tulsa, Oklahoma effective as of the day and year first above written.

Address for Debtor:	UNIT DRILLING COMPANY,

an Oklahoma corporation

Unit Corporation

Attn: Mark Schell	By___________________________________
7130 South Lewis, Suite 1000	Larry D. Pinkston, President

Tulsa, Oklahoma 74136

"Debtor"

1319630.8

BANK OF OKLAHOMA, NATIONAL
Address:	ASSOCIATION, as secured party, and
Administrative Agent for the Lenders

P.O. Box 2300

Bank of Oklahoma Tower	By_______________________________
8th Floor – Energy Department	Pam Schloeder, Senior Vice President

One Williams Center

Tulsa, OK 74192

"Agent" for the Lenders and "Secured Party"

1319630.8

SCHEDULE 1

(List of Rigs)

1319630.8